Exhibit 99.1

April 26, 2018

Gardner Denver Reports Record First Quarter 2018 Results and Increases EBITDA Guidance for Full Year

•	Revenues of $619.6 million increased 29% over the prior year, supported by strong and broad-based double-digit order growth across all three segments

•	Reported net income of $42.4 million compared to a prior year net loss of $7.0 million

•	Adjusted EBITDA of $148.2 million grew 61% over the prior year with a margin of 23.9%, an improvement of 480 basis points, reflecting both volume growth and operational improvements

•	Free cash flow of $50.1 million compared to a prior year outflow of $19.0 million

•
Increasing full year 2018 Adjusted EBITDA guidance to a range of $685 to $705 million from prior range of between $650 to $670 million given expectations for continued end market strength and company execution

Milwaukee, WI (April 26, 2018) -- Gardner Denver Holdings, Inc. (NYSE: GDI) announced today first quarter revenues of $619.6 million, up 29% compared to the prior year and a 22% increase excluding the impact of foreign currency (“FX”).

Net income attributable to Gardner Denver in the quarter was $42.4 million, or $0.20 per share based on share count of 209.9 million, compared to a prior year net loss attributable to Gardner Denver of $7.1 million, or a $0.05 loss per share based on share count of 148.5 million.  Adjusted net income increased 301% to $80.7 million, or $0.38 per share, compared to $20.1 million, or $0.13 per share, in the prior year.  Adjusted EBITDA was $148.2 million, up 61% compared to the prior year.  Adjusted EBITDA as a percentage of revenues expanded 480 basis points to 23.9% as compared to 19.1% in the prior year.  The margin expansion versus prior year was primarily driven by strong volume gains and operational improvements within the Industrials and Energy segments, as both segments saw double digit revenue increases versus prior year supported by solid end market activity.  In addition, corporate expenses were favorable versus prior year largely driven by a $5.6 million insurance recovery for previously expensed legal defense costs.

In the first quarter, Gardner Denver generated $60.2 million of cash flow from operating activities and invested $10.1 million in capital expenditures, resulting in free cash flow of $50.1 million, as compared to the prior year outflow of $19.0 million.  First quarter net debt to Adjusted EBITDA leverage improved to 2.8x from 2.9x as compared to the fourth quarter of 2017 largely due to the improved Adjusted EBITDA performance.  The first quarter leverage position is also reflective of the approximately $95 million paid from cash on hand to acquire Runtech Systems in February of 2018.

Business Trends and Outlook

“We are off to a strong start in 2018 with outstanding execution from our team combined with broad-based growth across each of our segments.  All three of our segments saw strong orders and revenue performance and we continue to focus on operational efficiency as evidenced by the 61% Adjusted EBITDA growth and margin expansion of 480 basis points,” said Vicente Reynal, Chief Executive Officer.

“In the Industrials segment, we continue to see significant growth across all three regions and our team continues to execute on our key strategic imperatives of innovation and market expansion across our major product technologies of compressors, blowers, and vacuums.  In addition, we are making solid progress on integrating the Runtech business into the Industrials commercial and operational infrastructure.  In the Energy segment, demand remains strong, particularly in our upstream business, as original equipment frac pumps and aftermarket consumables, such as valves and seats and packing, saw the largest growth over prior year. The mid and downstream businesses also saw solid growth in line with our expectations.  In the Medical segment, healthy double-digit order intake across both gas and liquid pumps led to positive organic revenue growth for the first quarter since early 2017.”

“I am very pleased with the progress we are seeing across the entire business as we continue to execute on our simple four-point strategy of building and deploying talent across the organization, accelerating growth, expanding margins, and effectively allocating capital,” added Reynal.  “The results are evident in our first quarter financials and we remain focused on executing through the balance of the year.”

First quarter 2018 performance:

Industrials

-	Orders of $337.8 million, up 18% compared to the prior year, and up 10% excluding the impact of FX

-	Revenues of $316.9 million, up 28% compared to the prior year, and up 19% excluding the impact of FX

-	Segment Adjusted EBITDA of $66.8 million, up 42% from $47.2 million in the prior year

-	Segment Adjusted EBITDA margin of 21.1%, up 210 basis points from 19.0% in the prior year

Energy

-	Orders of $291.0 million, up 19% compared to the prior year, and up 16% excluding the impact of FX

-	Revenues of $242.2 million, up 36% compared to the prior year, and up 33% excluding the impact of FX

-	Segment Adjusted EBITDA of $68.0 million, up 77% from $38.5 million in the prior year

-	Segment Adjusted EBITDA margin of 28.1%, up 650 basis points from 21.6% in the prior year

Medical

-	Orders of $75.0 million, up 19% compared to the prior year, and up 11% excluding the impact of FX

-	Revenues of $60.5 million, up 9% compared to the prior year, and up 1% excluding the impact of FX

-	Segment Adjusted EBITDA of $15.9 million, up 9% from $14.6 million in the prior year

-	Segment Adjusted EBITDA margin of 26.3%, down 10 basis points from 26.4% in the prior year

2018 Guidance and Outlook

“We are raising our full year 2018 Adjusted EBITDA guidance to a range of $685 million to $705 million from our prior outlook of $650 million to $670 million,” stated Reynal.  “Given our strong double-digit orders growth in the quarter across all three segments and the encouraging demand environment we continue to see, we expect solid performance for the balance of 2018 and have raised our outlook accordingly.  In addition, we expect continued improvement in our leverage ratio and are targeting a net debt to Adjusted EBITDA ratio of 2.1x to 2.3x by year end, excluding the impact of any potential future M&A.”

Conference Call

Gardner Denver will broadcast a conference call to discuss results for the first quarter of 2018 on Friday, April 27, 2018 at 8:00 a.m. Eastern time (7:00 a.m. Central time) through a live webcast.  This webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the Investors section on the Gardner Denver website at http://investors.gardnerdenver.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934.  These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the "Business Trends and Outlook” and “2018 Guidance" sections of this press release. You can identify these forward-looking statements by the use of words such as "outlook," “guidance,” "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words.  Such forward-looking statements are subject to various risks and uncertainties, including macroeconomic factors beyond the Company’s control, risks of doing business outside the United States, the Company’s dependence on the level of activity in the energy industry, potential governmental regulations restricting the use of hydraulic fracturing, raw material costs and availability, the risk of a loss or reduction of business with key customers or consolidation or the vertical integration of the Company’s customer base, loss of or disruption in the Company’s distribution network, the risk that ongoing and expected restructuring plans may not be as effective as the Company anticipates, and the Company’s substantial indebtedness.  Additional factors that could cause Gardner Denver’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Risk Factors" in our most recent annual report on form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Gardner Denver

Gardner Denver (NYSE: GDI) is a leading global provider of mission-critical flow control and compression equipment and associated aftermarket parts, consumables and services, which it sells across multiple attractive end-markets within the industrial, energy and medical industries.  Its broad and complete range of compressor, pump, vacuum and blower products and services, along with its application expertise and over 155 years of engineering heritage, allows Gardner Denver to provide differentiated product and service offerings for its customers' specific uses.  Gardner Denver supports its customers through its global geographic footprint of 39 key manufacturing facilities, more than 30 complementary service and repair centers across six continents, and approximately 6,600 employees world-wide.

Gardner Denver uses its website www.gardnerdenver.com as a channel of distribution of Company information. Financial and other important information regarding the Company is routinely accessible through and posted on its website.  Accordingly, investors should monitor Gardner Denver’s website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts.  In addition, you may automatically receive e-mail alerts and other information about Gardner Denver when you enroll your e-mail address by visiting the “Email Alerts” section of Gardner Denver’s website at
http://investors.gardnerdenver.com.

Contact

Gardner Denver Holdings, Inc.
Investor Relations Contact
Vikram Kini
(414) 212-4753
vikram.kini@gardnerdenver.com

Non-U.S. GAAP Measures of Financial Performance

In addition to consolidated GAAP financial measures, Gardner Denver reviews various non-GAAP financial measures, including “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”

Gardner Denver believes Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Gardner Denver’s business.  Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items.  Adjusted Net Income is defined as net income (loss) including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions.  Gardner Denver believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding.

Gardner Denver uses Free Cash Flow to review the liquidity of its operations.  Gardner Denver measures Free Cash Flow as cash flows from operating activities less capital expenditures.  Gardner Denver believes Free Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt.  Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

Management and Gardner Denver’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation.  Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP.  In addition, Gardner Denver believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.

Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to net income (loss), diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Gardner Denver’s results as reported under GAAP.

Reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.

Reconciliations of non-GAAP measures related to full year 2018 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts)
(Unaudited)

	For the Three Month period ended March 31,
	2018	2017
Revenues	$619.6	$481.7
Cost of sales	387.7	307.1
Gross Profit	231.9	174.6
Selling and administrative expenses	106.9	102.3
Amortization of intangible assets	30.9	27.6
Other operating expense, net	4.3	7.9
Operating Income	89.8	36.8
Interest expense	26.0	45.9
Other income, net	(2.0)	(0.5)
Income (Loss) Before Income Taxes	65.8	(8.6)
Provision (benefit) for income taxes	23.4	(1.6)
Net Income (Loss)	42.4	(7.0)
Less: Net income attributable to noncontrolling interests	-	0.1
Net Income (Loss) Attributable to Gardner Denver Holdings, Inc.	$42.4	$(7.1)
Basic earnings (loss) per share	$0.21	$(0.05)
Diluted earnings (loss) per share	$0.20	$(0.05)

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions, except share and per share amounts)
(Unaudited)
	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$353.8	$393.3
Accounts receivable, net of allowance for doubtful accounts of $19.5 and $18.7, respectively	541.6	536.3
Inventories	567.2	494.5
Other current assets	50.8	39.5
Total current assets	1,513.4	1,463.6
Property, plant and equipment, net of accumulated depreciation of $219.6 and $203.8, respectively	365.3	363.2
Goodwill	1,308.3	1,227.6
Other intangible assets, net	1,449.2	1,431.2
Deferred tax assets	1.1	1.0
Other assets	138.1	134.6
Total assets	$4,775.4	$4,621.2
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$21.1	$20.9
Accounts payable	284.6	269.7
Accrued liabilities	305.4	271.2
Total current liabilities	611.1	561.8
Long-term debt, less current maturities	2,034.0	2,019.3
Pensions and other postretirement benefits	100.2	99.8
Deferred income taxes	248.3	237.5
Other liabilities	214.1	226.0
Total liabilities	3,207.7	3,144.4
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 199,434,219 and 198,377,237 shares issued at March 31, 2018 and December 31, 2017, respectively	2.0	2.0
Capital in excess of par value	2,282.3	2,275.4
Accumulated deficit	(535.7)	(577.8)
Accumulated other comprehensive loss	(153.3)	(199.8)
Treasury stock at cost; 2,208,106 and 2,159,266 shares at March 31, 2018 and December 31, 2017, respectively	(27.6)	(23.0)
Total stockholders' equity	1,567.7	1,476.8
Total liabilities and stockholders' equity	$4,775.4	$4,621.2

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	For the Three Month Period Ended March 31, 2018	For the Three Month Period Ended March 31, 2017
Cash Flows From Operating Activities:
Net income (loss)	$42.4	$(7.0)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of intangible assets	30.9	27.6
Depreciation in cost of sales	11.4	10.3
Depreciation in selling and administrative expenses	2.7	1.8
Stock-based compensation expense	3.4	-
Foreign currency transaction losses, net	2.6	0.6
(Gains) losses on asset and business disposals	(1.2)	3.0
Deferred income taxes	2.8	(6.2)
Changes in assets and liabilities:
Receivables	10.0	11.1
Inventories	(42.9)	(15.4)
Accounts payable	8.4	3.2
Accrued liabilities	2.0	(20.6)
Other assets and liabilities, net	(12.3)	(11.0)
Net cash provided by (used in) operating activities	60.2	(2.6)
Cash Flows From Investing Activities:
Capital expenditures	(10.1)	(16.4)
Net cash paid in business combinations	(94.9)	(0.3)
Disposals of property, plant and equipment	3.0	0.1
Net cash used in investing activities	(102.0)	(16.6)
Cash Flows From Financing Activities:
Principal payments on long-term debt	(5.3)	(6.1)
Purchase of treasury stock	(6.2)	(2.5)
Proceeds from stock option exercises	3.3	-
Purchase of shares from noncontrolling interests	-	(4.6)
Other	-	(0.1)
Net cash used in financing activities	(8.2)	(13.3)
Effect of exchange rate changes on cash and cash equivalents	10.5	2.3
Net decrease in cash and cash equivalents	(39.5)	(30.2)
Cash and cash equivalents, beginning of period	393.3	255.8
Cash and cash equivalents, end of period	$353.8	$225.6

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE
TO ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(Dollars in millions, except per share amounts)
(Unaudited)

	For the Three Month period ended March 31,
	2018	2017
Net Income (Loss)	$42.4	$(7.0)
Basic Earnings (Loss) Per Share (As Reported)[1,2]	$0.21	$(0.05)
Diluted Earnings (Loss) Per Share (As Reported)[1,2]	$0.20	$(0.05)
Plus:
Provision (benefit) for income taxes	23.4	(1.6)
Amortization of acquisition related intangible assets	28.0	25.8
Sponsor fees and expenses	-	1.1
Restructuring and related business transformation costs	4.5	8.6
Acquisition related expenses and non-cash charges	4.6	0.7
Environmental remediation loss reserve	-	1.0
Expenses related to public stock offerings	1.4	1.3
Establish public company financial reporting compliance	0.8	1.3
Stock-based compensation	2.7	-
Foreign currency transaction losses, net	2.6	0.6
Shareholder litigation settlement recoveries	(4.5)	-
Other adjustments	(0.7)	0.5
Minus:
Income tax provision, as adjusted	24.5	12.2
Adjusted Net Income	$80.7	$20.1
Adjusted Basic Earnings Per Share[2]	$0.40	$0.14
Adjusted Diluted Earnings Per Share[2,4]	$0.38	$0.13

Average shares outstanding:
Basic, as reported	201.6	148.5
Diluted, as reported[3]	209.9	148.5
Adjusted diluted[4]	209.9	150.6

1 Basic and diluted earnings per share (as reported) are calculated by dividing net income (loss) attributable to Gardner Denver Holdings, Inc. by the basic and diluted average shares outstanding for the respective periods.

2 Basic and diluted earnings per share (as reported) and adjusted basic and diluted earnings per share for the three months ended March 31, 2018 and 2017 are not comparable due to the significant change in capital structure as a result of the initial public offering in May of 2017.

3 Due to net losses in certain periods shown, basic and diluted average shares outstanding are the same in those periods.

4 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED NET
INCOME AND CASH FLOWS - OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in millions)
(Unaudited)

	For the Three Month period ended March 31,
	2018	2017
Net Income (Loss)	$42.4	$(7.0)
Plus:
Interest expense	26.0	45.9
Provision (benefit) for income taxes	23.4	(1.6)
Depreciation expense	14.1	12.1
Amortization expense	30.9	27.6
Sponsor fees and expenses	-	1.1
Restructuring and related business transformation costs	4.5	8.6
Acquisition related expenses and non-cash charges	4.6	0.7
Environmental remediation loss reserve	-	1.0
Expenses related to public stock offerings	1.4	1.3
Establish public company financial reporting compliance	0.8	1.3
Stock-based compensation	2.7	-
Foreign currency transaction losses, net	2.6	0.6
Shareholder litigation settlement recoveries	(4.5)	-
Other adjustments	(0.7)	0.5
Adjusted EBITDA	$148.2	$92.1
Minus:
Interest expense	$26.0	$45.9
Income tax provision, as adjusted	24.5	12.2
Depreciation expense	14.1	12.1
Amortization of non-acquisition related intangible assets	2.9	1.8
Adjusted Net Income	$80.7	$20.1
Free Cash Flow
Cash flows - operating activities	$60.2	$(2.6)
Minus:
Capital expenditures	10.1	16.4
Free Cash Flow	$50.1	$(19.0)

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO INCOME (LOSS) BEFORE INCOME TAXES
(Dollars in millions)
(Unaudited)

	For the Three Month period ended March 31,
	2018	2017

Revenue
Industrials	$316.9	$248.0
Energy	242.2	178.3
Medical	60.5	55.4
Total Revenue	$619.6	$481.7
Segment Adjusted EBITDA
Industrials	$66.8	$47.2
Energy	68.0	38.5
Medical	15.9	14.6
Total Segment Adjusted EBITDA	$150.7	$100.3
Less items to reconcile Segment Adjusted EBITDA to
Income (Loss) Before Income Taxes:
Corporate expenses not allocated to segments	$2.5	$8.2
Interest expense	26.0	45.9
Depreciation and amortization expense	45.0	39.7
Sponsor fees and expenses	-	1.1
Restructuring and related business transformation costs	4.5	8.6
Acquisition related expenses and non-cash charges	4.6	0.7
Environmental remediation loss reserve	-	1.0
Expenses related to public stock offerings	1.4	1.3
Establish public company financial reporting compliance	0.8	1.3
Stock-based compensation	2.7	-
Foreign currency transaction losses, net	2.6	0.6
Shareholder litigation settlement recoveries	(4.5)	-
Other adjustments	(0.7)	0.5
Income (Loss) Before Income Taxes	$65.8	$(8.6)